SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  October 9, 1996


                        TUCSON ELECTRIC POWER COMPANY
                        -----------------------------

           (Exact name of registrant as specified in its charter)


       Arizona                      1-5924                  86-0062700
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                       Identification No.)


                220 West Sixth Street, Tucson, Arizona  85701
             (Address of principal executive office)  (Zip Code)


                               (602) 571-4000
            (Registrant's telephone number, including area code)


Item 5.  Other Events

     As previously disclosed in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 1996, the staff of the Arizona Corporation Commission (ACC) has been actively considering different options for the introduction of retail electric competition in Arizona. On October 9, 1996, the ACC voted to publish a Notice of Proposed Rulemaking (NOPR) and to establish a procedural schedule for the consideration of a proposed rule on retail electric competition. Formal written comments on the proposed rule will be due at least 30 days after publication of the NOPR by the Arizona Secretary of State. Oral proceedings on the proposed rules have been scheduled for December 2, 3, and 4, 1996.

     The proposed rule on retail electric competition, if ultimately adopted by the ACC, would open up the service territory of each "Affected Utility" to competing electric service providers on a phased-in basis over the period 1999 to 2003. Beginning no later than January 1, 1999, retail customers representing at least 20% of each Affected Utility's 1995 peak demand would be eligible to choose their electric service provider from companies certificated by the ACC. Beginning no later than January 1, 2001, retail customers representing at least 50% of each Affected Utility's 1995 peak demand would be eligible to choose their service provider. All remaining retail customers would then be eligible to choose from certificated service providers by January 1, 2003. Under the proposed rule, Affected Utilities would be required to provide distribution wheeling services (i.e., retail wheeling) at rates approved by the ACC in order to facilitate sales by competing service providers.

     The Affected Utilities whose service territories would be open to competing service providers under the proposed rule include Tucson Electric Power Company, Arizona Public Service Company, and Citizens Utilities Company. Electric cooperatives would be permitted to request a modification to the proposed phase-in schedule in order to preserve their tax exempt status or to modify power supply arrangements and related loan agreements. Each of the Affected Utilities would be eligible to offer electric service to customers of other certificated entities. Participation in competitive retail markets by other electric utilities which are not regulated by the ACC, such as the Salt River Project and certain municipal utilities, would be permitted under the proposed rule on a similar reciprocal basis (i.e., their service territories would be similarly open to competing service providers). However, such participation would require action by the Arizona legislature.

     The proposed rule specifies that the ACC shall allow the recovery of unmitigated stranded costs by Affected Utilities. Stranded cost is defined in the proposed rule as the net difference between the value of prudent jurisdictional assets and obligations under traditional regulation and the market value of those assets and obligations in a competitive retail market. In order to recover stranded costs, utilities would have to demonstrate to the ACC that they have taken every feasible, cost effective measure to mitigate or offset stranded costs, and utilities would have to file estimates of unmitigated stranded costs with the ACC which are fully supported by analyses and records of market transactions undertaken by willing buyers and sellers. The proposed rule specifies that other issues related to the analysis and recovery of stranded costs would be examined by a working group following adoption of the proposed rule. Until such time as the ACC adopts specific guidelines for quantifying unmitigated stranded costs, including the methods used to identify and value jurisdictional assets and obligations, the Company believes that any estimate of unmitigated stranded costs would be highly speculative.

     Should the rule become effective in its present form, each Affected Utility would be required to file unbundled service tariffs with the ACC by December 31, 1997, for the following services: distribution wheeling service, metering and meter reading services, billing and collection services, open access transmission service (as approved by the Federal Energy Regulatory Commission, if applicable), ancillary services (as defined by the Federal Regulatory Energy Commission in Order No. 888), information services such as the provision of customer information to other service providers, and other ancillary services necessary for safe and reliable system operation. Until such time as the ACC determines that retail competition has been substantially implemented, each Affected Utility would also have to provide standard offer bundled service equivalent to the services currently being provided at regulated rates to all consumers located in their current retail service areas.

     The proposed rule envisions that new market entrants would be required to obtain a certificate of convenience and necessity from the ACC prior to offering retail electric service. New market entrants would be required to demonstrate adequate technical and financial capabilities to the ACC prior to certification. In addition, all competitive market participants, including Affected Utilities, would be required to obtain at least one-half of one percent of the energy sold competitively in the Arizona retail market from new solar generating resources by January 1, 1999. This required percentage would increase to one percent on January 1, 2002. New solar resources are defined under the proposed rule as photovoltaic or solar thermal resources that are installed on or after January 1, 1997.

     Under the proposed rule, certain issues pertaining to retail electric competition would be addressed by the ACC in workshops or proceedings to be held after adoption of the rule. Such issues include the guidelines to be used for stranded cost quantification and recovery, the possible formation of an independent system operator for electrical transmission facilities, and the methods to be used in determining consumer participation during the early phase-in periods.

     The proposed rule is subject to public comment and approval by the ACC prior to becoming effective. In comments filed with the ACC on an earlier draft version of the proposed rule, the Company stated its belief that major financial, legal, operational, pricing, and reliability issues were not adequately addressed by the draft rule. The Company plans to file written comments with the ACC on the proposed rule after publication of the NOPR. The Company also plans to participate in the oral proceedings scheduled for December 2, 3, and 4, 1996. At the present time the Company is unable to predict the effect such a proposed rule would have, if adopted, on the Company's future results of operations.



                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  TUCSON ELECTRIC POWER COMPANY
                                           (Registrant)


Date: October 11, 1996                     Ira R. Adler
                                           Ira R. Adler
                                     Senior Vice President and
                                    Principal Financial Officer